Investors: Jacquie Ross, CFA 858-882-2172 ir@illumina.com

Media: Eric Endicott 858-882-6822 pr@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2019

San Diego -- (BUSINESS WIRE) - October 24, 2019 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the third quarter of fiscal year 2019.

Third quarter 2019 results:

•Revenue of $907 million, a 6% increase compared to $853 million in the third quarter of 2018
•GAAP net income attributable to Illumina stockholders for the quarter of $234 million, or $1.58 per diluted share, compared to $199 million, or $1.33 per diluted share, for the third quarter of 2018
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $286 million, or $1.93 per diluted share, compared to $227 million, or $1.52 per diluted share, for the third quarter of 2018. Non-GAAP net income excludes an unrealized net loss of $43 million from mark-to-market adjustments on our strategic investments, primarily from our marketable equity securities (see the table entitled “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $267 million compared to $292 million in the third quarter of 2018
•Free cash flow (cash flow from operations less capital expenditures) of $218 million for the quarter compared to $228 million in the third quarter of 2018

Gross margin in the third quarter of 2019 was 71.5% compared to 70.0% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 72.5% for the third quarter of 2019 compared to 71.1% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2019 were $151 million compared to $159 million in the prior year period. Excluding restructuring charges, non-GAAP R&D expenses as a percentage of revenue were 16.4% compared to 18.6% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2019 were $189 million compared to $197 million in the prior year period. Excluding acquisition-related expenses and restructuring charges, non-GAAP SG&A expenses as a percentage of revenue were 20.0% compared to 23.2% in the prior year period.

Depreciation and amortization expenses were $47 million and capital expenditures for free cash flow purposes were $49 million during the third quarter of 2019. At the close of the quarter, the company held $3.2 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of December 30, 2018.

“This was a solid quarter for Illumina, with product revenue in-line with expectations, and a stronger than expected revenue contribution associated with partner collaborations to develop distributable clinical IVDs for Illumina sequencers,” said Francis deSouza, President and CEO. “Third quarter NovaSeq system shipments represented the second highest since launch, and included capacity expansion to support the UK Biobank initiative to sequence 450,000 whole genomes over the next several years. Additionally, continued NovaSeq adoption resulted in the highest consumables pull-through quarter for the platform this year.”

Updates since our last earnings release:

•Partnered with QIAGEN to develop and commercialize a portfolio of IVD test kits for use on Illumina Dx sequencing instruments, broadening clinical access to NGS-based IVD tests
•Partnered with Adaptive Biotechnologies to develop distributable IVD test kits for clonoSEQ® and immunoSEQ Dx™ on Illumina's NextSeq™ 550Dx system
•Announced a collaboration with the Broad Institute to co-develop open-source genomic secondary analysis tools that will broaden access to best-in-class variant calling algorithms
•Submitted the first module of the Premarket Approval (PMA) submission to the FDA for TruSight™ Comprehensive Assay, the IVD version of our RUO TruSight Oncology 500
•Extended the merger agreement with Pacific Biosciences to December 31, 2019 with an option to extend the deadline to March 31, 2020
•Repurchased $199 million of outstanding common stock in the third quarter under the previously announced share repurchase program, which has a remaining balance of approximately $289 million as of September 29, 2019
•Welcomed Joydeep Goswami as Senior Vice President of Corporate Development and Strategic Planning

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2019, the company continues to expect year over year revenue growth of approximately 6%, and now expects GAAP earnings per diluted share attributable to Illumina stockholders of $6.55 to $6.60 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $6.40 to $6.45.

Except for acquisition-related expenses incurred during the first three quarters of 2019 which are reflected in our GAAP guidance, this guidance excludes any impact from the pending acquisition of Pacific Biosciences.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, October 24, 2019. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 2388693.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2019 and our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) the outcome of the pending acquisition of Pacific Biosciences; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 29, 2019	December 30, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,815	$1,144
Short-term investments	1,351	2,368
Accounts receivable, net	541	514
Inventory	417	386
Prepaid expenses and other current assets	98	78
Total current assets	4,222	4,490
Property and equipment, net	875	1,075
Operating lease right-of-use assets	555	—
Goodwill	824	831
Intangible assets, net	152	185
Deferred tax assets, net	88	70
Other assets	373	308
Total assets	$7,089	$6,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$143	$184
Accrued liabilities	476	513
Long-term debt, current portion	—	1,107
Total current liabilities	619	1,804
Operating lease liabilities	691	—
Long-term debt	1,131	890
Other long-term liabilities	209	359
Redeemable noncontrolling interests	—	61
Stockholders’ equity	4,439	3,845
Total liabilities and stockholders’ equity	$7,089	$6,959

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenue:
Product revenue	$746	$710	$2,117	$2,011
Service and other revenue	161	143	474	455
Total revenue	907	853	2,591	2,466
Cost of revenue:
Cost of product revenue (a)	195	184	573	540
Cost of service and other revenue (a)	55	62	185	190
Amortization of acquired intangible assets	9	10	28	26
Total cost of revenue	259	256	786	756
Gross profit	648	597	1,805	1,710
Operating expense:
Research and development (a)	151	159	486	447
Selling, general and administrative (a)	189	197	602	577
Total operating expense	340	356	1,088	1,024
Income from operations	308	241	717	686
Other (expense) income, net	(38)	(9)	132	(1)
Income before income taxes	270	232	849	685
Provision for income taxes	36	44	98	100
Consolidated net income	234	188	751	585
Add: Net loss attributable to noncontrolling interests	—	11	12	31
Net income attributable to Illumina stockholders	$234	$199	$763	$616
Earnings per share attributable to Illumina stockholders:
Basic	$1.59	$1.35	$5.19	$4.20
Diluted	$1.58	$1.33	$5.13	$4.15
Shares used in computing earnings per common share:
Basic	147	147	147	147
Diluted	148	149	149	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Cost of product revenue	$5	$4	$15	$12
Cost of service and other revenue	1	1	3	3
Research and development	15	15	50	45
Selling, general and administrative	24	28	77	86
Stock-based compensation expense before taxes (1)	$45	$48	$145	$146
(1) Includes stock-based compensation of $1.5 million for Helix for the nine months ended September 29, 2019. This compares to stock-based compensation of $0.9 million and $2.3 million for Helix for the three and nine months ended September 30, 2018, respectively.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net cash provided by operating activities (b)	$267	$292	$608	$842
Net cash (used in) provided by investing activities	(219)	(940)	849	(1,465)
Net cash (used in) provided by financing activities	(172)	650	(782)	748
Effect of exchange rate changes on cash and cash equivalents	(4)	—	(4)	(4)
Net (decrease) increase in cash and cash equivalents	(128)	2	671	121
Cash and cash equivalents, beginning of period	1,943	1,344	1,144	1,225
Cash and cash equivalents, end of period	$1,815	$1,346	$1,815	$1,346

Calculation of free cash flow:
Net cash provided by operating activities (b)	$267	$292	$608	$842
Purchases of property and equipment	(49)	(64)	(152)	(231)
Free cash flow (a)	$218	$228	$456	$611
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities for the nine months ended September 29, 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.58	$1.33	$5.13	$4.15
Cost of revenue (b)	0.06	0.07	0.19	0.18
Research and development costs (b)	0.01	—	0.01	0.01
Selling, general and administrative costs (b)	0.05	—	0.22	0.03
Other expense (income), net (b)	0.34	0.13	(0.56)	0.13
Incremental non-GAAP tax expense (c)	(0.09)	(0.05)	(0.01)	(0.09)
Income tax (benefit) expense (d)	(0.02)	0.04	(0.11)	(0.01)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.93	$1.52	$4.87	$4.40

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
GAAP net income attributable to Illumina stockholders	$234	$199	$763	$616
Cost of revenue (b)	9	10	28	26
Research and development costs (b)	2	—	2	1
Selling, general and administrative costs (b)	8	—	33	5
Other expense (income), net (b)	51	19	(83)	19
Incremental non-GAAP tax expense (c)	(15)	(7)	(2)	(13)
Income tax (benefit) expense (d)	(3)	6	(17)	(1)
Non-GAAP net income attributable to Illumina stockholders (a)	$286	$227	$724	$653
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost. Amounts for 2018 also include an $11 million discrete tax expense associated with updating our 2017 estimates of the impact of U.S. Tax Reform.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
	September 29, 2019		September 30, 2018		September 29, 2019		September 30, 2018
GAAP gross profit	$648	71.5%	$597	70.0%	$1,805	69.7%	$1,710	69.4%
Amortization of acquired intangible assets (b)	9	1.0%	10	1.1%	28	1.0%	26	1.0%
Non-GAAP gross profit (a)	$657	72.5%	$607	71.1%	$1,833	70.7%	$1,736	70.4%

GAAP research and development expense	$151	16.7%	$159	18.6%	$486	18.8%	$447	18.1%
Restructuring (c)	(2)	(0.3)%	—	—	(2)	(0.1)	(1)	—
Non-GAAP research and development expense	$149	16.4%	$159	18.6%	$484	18.7%	$446	18.1%

GAAP selling, general and administrative expense	$189	20.9%	$197	23.2%	$602	23.2%	$577	23.5%
Amortization of acquired intangible assets	—	—	—	—	(1)	—	(2)	(0.1)%
Acquisition-related expenses (d)	(7)	(0.8)%	—	—	(31)	(1.2)%	—	—
Restructuring (c)	(1)	(0.1)%	—	—	(1)	—	(3)	(0.2)%
Non-GAAP selling, general and administrative expense	$181	20.0%	$197	23.2%	$569	22.0%	$572	23.2%

GAAP operating profit	$308	33.9%	$241	28.2%	$717	27.7%	$686	27.8%
Cost of revenue	9	1.0%	10	1.2%	28	1.0%	26	1.1%
Research and development costs	2	0.3%	—	—	2	0.1%	1	—
Selling, general and administrative costs	8	0.9%	—	—	33	1.3%	5	0.2%
Non-GAAP operating profit (a)	$327	36.1%	$251	29.4%	$780	30.1%	$718	29.1%

GAAP other (expense) income, net	$(38)	(4.2)%	$(9)	(1.1)%	$132	5.1%	$(1)	—
Non-cash interest expense (e)	10	1.1%	11	1.3%	38	1.5%	26	1.0%
Strategic investment related loss (gain), net (f)	43	4.7%	8	0.9%	(68)	(2.6)%	(7)	(0.3)%
(Gain) loss on contingent value right (g)	(2)	(0.2)%	—	—	1	—	—	—
Gains on deconsolidation (h)	—	—	—	—	(54)	(2.1)%	—	—
Non-GAAP other income, net (a)	$13	1.4%	$10	1.1%	$49	1.9%	$18	0.7%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Amounts are recorded in cost of revenue.
(c) Amounts consist primarily of employee costs related to restructuring that occurred in Q3 2019, Q1 2018, and Q4 2017.
(d) Amounts consist of acquisition-related expenses related to the pending Pacific Biosciences acquisition.
(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(f) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(g) Amounts consist of mark-to-market adjustments related to our contingent value right received from Helix.
(h) Amounts consist of the $39 million gain recognized as a result of the Helix deconsolidation in Q2 and the $15 million gain recorded in Q1 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 11, 2019, Form 10-Q for the fiscal quarter ended March 31, 2019, and Form 10-Q for the fiscal quarter ended June 30, 2019. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2019
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.55 - $6.60
Non-cash interest expense (b)	0.33
Amortization of acquired intangible assets	0.24
Strategic investment related gain, net (c)	(0.46)
Gains on deconsolidation (d)	(0.36)
Acquisition-related expenses (e)	0.21
Restructuring (f)	0.02
Loss on contingent value right (g)	0.01
Incremental non-GAAP tax expense (h)	(0.03)
Excess tax benefits from share-based compensation (i)	(0.11)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.40 - $6.45

(a) Except for acquisition-related expenses incurred during the first three quarters of 2019, this guidance excludes any impact from the pending acquisition of Pacific Biosciences.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(d) Amount consists of the gain recognized as a result of the Helix deconsolidation in Q2 and the additional gain resulting from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.
(e) Amount consists of acquisition-related expenses incurred during the first three quarters of 2019 related to the pending Pacific Biosciences acquisition.
(f) Amount consists primarily of employee costs related to restructuring that occurred in Q3 2019.
(g) Amount consists of mark-to-market adjustments related to our contingent value right received from Helix.
(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(i) Amount represents tax deductions taken in excess of stock compensation cost.